                                                                       EXHIBIT 2

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE RIGHTS AND LIMITATIONS
                                      OF
                           SERIES A PREFERRED  STOCK
                                      OF
                             RENTERS CHOICE, INC.
                              __________________


                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware
                              __________________


     Renters Choice, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does by its Assistant Secretary hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting held on August 4, 1998, duly adopted the following resolution establishing, the rights, preferences, privileges and restrictions of a series of preferred stock of the corporation which resolution remains in full force and effect as of the date hereof:

     "WHEREAS, the Board of Directors of Renters Choice, Inc. (the "Corporation") is authorized, within the limitations and restrictions stated in its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock and incorporated in a certificate of designation filed with the Secretary of State of the State of Delaware, the designation, powers (including voting powers and voting rights), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of the Directors in the resolution or resolutions adopted pursuant to the authority granted under the Certificate of Incorporation; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to Paragraph Fourth, Section 1 of the Certificate of Incorporation, there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

     1.   Certain Definitions.
          -------------------

          Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

          Affiliate.  The term "Affiliate" shall mean, with respect to any
          ---------
Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, control when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the Initial Holders and their Affiliates shall not be deemed Affiliates of the Corporation.

          Change of Control. The term "Change of Control" shall mean the
          -----------------
occurrence of any one of the following events: (I) the acquisition after the Initial Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of the Corporation such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange
Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Corporation (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof), provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Corporation's Board of Directors; (II) the acquisition by any person of all or substantially all of the assets of the Corporation; (III) the determination by the Corporation's Board of Directors to recommend the acceptance of any proposal set forth in a tender offer statement or proxy statement filed by any person with the Securities and Exchange Commission which indicates the intention on the part of that person to acquire, or acceptance of which would otherwise have the effect of that person acquiring, control of the Corporation; or (IV) upon, other than as a result of the death or disability of one or more of the directors within a three-month period, a majority of the members of the Board of Directors of the Corporation for any period of three consecutive months not being persons who (a) had been directors of the Corporation for at least the preceding 24 consecutive months or were elected by the holders of the Series A Preferred Stock, voting separately as a class, or (b) when they initially were elected to the Board of Directors of the Corporation, (x) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative concurrence of 66-2/3% of the directors who were Continuing Directors at the time of the nomination or election by the Board of Directors of the Corporation and (y) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board or an agreement intended to avoid or settle such a proxy solicitation (the directors described in clauses (a) and (b) of this subsection (IV) being "Continuing Directors"); provided, however, that no Change of Control shall be deemed to have occurred by virtue of any merger of the Corporation with any wholly owned subsidiary of the Corporation or any merger of two wholly owned subsidiaries of the Corporation if, in any such merger, the proportionate ownership interests of the stockholders of the Corporation remain unchanged.

          Common Stock. The term "Common Stock" shall mean the common stock, par
          -----------
value $.01 per share, of the Corporation.

          Conversion Date. The term "Conversion Date" shall have the meaning set
          ---------------
forth in Sections 8(c) below, as applicable.

          Conversion Price. The term "Conversion Price" shall have the meaning
          ----------------
set forth in Section 8(d) below.

          Convertible Preferred Nominees.  The term "Convertible Preferred
          ------------------------------
Nominees" shall have the meaning set forth in Section 4(b)(i) below.

          Convertible Securities.  The term "Convertible Securities" shall have
          ----------------------
the meaning set forth in Section 8(f)(iii).

          Corporation Notice. The term "Corporation Notice" shall have the
          ------------------
meaning set forth in Section 5(b)(ii)(A) below.

          Current Market Price.  The term "Current Market Price" shall mean the
          --------------------
current market price of the Common Stock as computed in accordance with Section 8(f)(xi) below.

          Dividend Payment Date.  The term "Dividend Payment Date" shall have
          ---------------------
the meaning set forth in Section 3(a) below.

          Dividend Rate.  The term "Dividend Rate" shall have the meaning set
          -------------
forth in Section 3(a) below.

          Exchange Act.  The term "Exchange Act" shall mean the Securities
          ------------
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Initial Holders.  The term "Initial Holders" shall mean those holders
          ---------------
of Series A Preferred Stock as of the Initial Issue Date.

          Initial Issue Date. The term "Initial Issue Date" shall mean the date
          ------------------
that shares of Series A Preferred Stock are first issued by the Corporation..

          Initial Series A Preferred Shares.  The term "Initial Series A
          ---------------------------------
Preferred Shares" shall have the meaning set forth in Section 4(b)(i)(B) below.

          IRR.  The term "IRR" shall have the meaning set forth in Section
          ---
4(c)(ix) below.

          Junior Stock. The term "Junior  Stock" shall mean any stock of the
          ------------
Corporation, other than the Common Stock, ranking junior to the Series A Preferred Stock as to dividends and upon liquidation. Junior Stock shall not include the Series B Preferred Stock.

          Liquidation. The term "Liquidation" shall mean any liquidation,
          -----------
dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, that neither the voluntary sale, conveyance, exchange or transfer (for
--------
cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other entities, shall, by itself, be deemed a Liquidation.

          Liquidation Preference Amount.  The term "Liquidation Preference
          -----------------------------
Amount" shall mean an amount equal to the sum of (i) $1,000 per share of Series A Preferred Stock, plus (ii) all accrued and unpaid dividends thereon calculated in accordance with Sections 3(a) and 3(b) hereof.

          Permitted Holder.  The term "Permitted Holder" shall mean (i) Apollo
          ----------------
Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., or any entity controlled by either of the foregoing or any of the partners of the foregoing,
(ii) an employee benefit plan of the Corporation or any subsidiary of the Corporation, or any participant therein, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or (iv) any Permitted Transferee of any of the foregoing persons.

          Permitted Transferee.  The term "Permitted Transferee" shall mean,
          --------------------
with respect to any Person, (i) any officer, director or partner of, or Person controlling, such Person, (ii) any other Person that is (x) an Affiliate of the general partner(s), investment manager(s) or investment advisor(s) of such Person, (y) an Affiliate of such Person or a Permitted Transferee of an Affiliate or (z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is such Person or a Permitted Transferee of such Person or (iii) if a Permitted Transferee of a Person set forth in the foregoing clauses (i) and (ii) is an individual, (x) any spouse or issue of such individual, or any trust solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution, in each case in a bona fide distribution or other transaction not
                                ---- ----
intended to avoid the provisions of this Agreement.


          Person.  The term "Person" shall mean an individual or a corporation,
          ------
limited liability company, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          Quarterly Dividend Period.  The term "Quarterly Dividend Period" shall
          -------------------------
have the meaning set forth in Section 3(a) below.

          Redemption Date. The term "Redemption Date" shall have the meaning set
          ---------------
forth in Section 5(a)(ii) below.

          Redemption Event.  A Redemption Event will be deemed to occur at the
          ----------------
earliest of (i) the date upon which there is a Change of Control of the Corporation, (ii) the date upon which the Corporation's Common Stock is not listed for trading on a United States national securities exchange or the NASDAQ National Market System, or (iii) the eleventh anniversary of the Initial Issue Date.

          Redemption Percentage.  The term "Redemption Percentage" shall have
          ---------------------
the meaning set forth in Section 5(a)(i) below.

          Redemption Price. The term "Redemption Price" shall have the meaning
          ----------------
set forth in Section 5(a)(i) below.

          Repurchase Date. The term "Repurchase Date" shall have the meaning set
          ---------------
forth in Section 5(b)(i) below.

          Repurchase Price. The term "Repurchase Price" shall have the meaning
          ----------------
set forth in Section 5(b)(i) below.

          Securities Act.  The term "Securities Act" shall mean the Securities
          --------------
Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Series A Preferred Stock. The term "Series A Preferred Stock" shall
          ------------------------
mean the Series A Preferred Stock authorized hereby.

          Series B Preferred Stock. The term "Series B Preferred Stock" shall
          ------------------------
mean the Series B Preferred Stock, par value $.01 per share, of the Corporation.

          Stockholders Agreement.  The term "Stockholders Agreement" shall
          ----------------------
mean that certain stockholders agreement of the Corporation dated as of August 5, 1998, as in effect on the

Initial Issue Date, a copy of which shall be maintained by the Secretary of the Corporation and which shall be available to any stockholder of the Corporation upon request.

          Trading Days.  The term "Trading Days" shall have the meaning set
          ------------
forth in Section 8(f)(xi) below.

     2.   Designation.
          -----------

          The series of preferred stock authorized hereby shall be designated as the "Series A Convertible Preferred Stock." The number of shares constituting such series shall initially be Four Hundred Thousand (400,000). The par value of the Series A Preferred Stock shall be $.01 per share.

     3.   Dividends.
          ---------

          (a) The holders of the shares of Series A Preferred Stock shall be entitled to receive cumulative quarterly dividends at a dividend rate equal to 3 3/4% per annum (the "Dividend Rate") computed on the basis of $1,000 per share, when and as declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends; provided, however, for the five-year period commencing with the Initial Issue Date, payments of dividends may be made, at the election of the Corporation, either (i) in cash or (ii) by issuing a number of additional fully paid and nonassessable shares (and/or fractional shares) of Series A Preferred Stock for each such share (or fractional share) of Series A Preferred Stock then outstanding determined by dividing (x) the dividend then payable on each such share (or fractional share) of Series A Preferred Stock (expressed as a dollar amount) by (y) 1,000. Quarterly dividend periods (each a "Quarterly Dividend Period") shall commence on January 1, April 1, July 1 and October 1, in each year, except that the first Quarterly Dividend Period shall commence on the date of issuance of the Series A Preferred Stock, and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Series A Preferred Stock shall be payable on March 31, June 30, September 30, December 31 of each year (a "Dividend Payment Date"), commencing September 30, 1998. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

          Notwithstanding the foregoing paragraph, (A) for the four Quarterly Dividend Periods commencing with the ninth Quarterly Divided Period following the Initial Issue Date, no dividend shall be paid or accrued for any Quarterly Dividend Period in which the Current Market Price as of the related Dividend Payment Date is equal to or greater than two (2) times the Conversion Price and
(B) for each Quarterly Dividend Period commencing with the thirteenth Quarterly Dividend Period following the Initial Issue Date, no dividend shall be paid or accrued for any Quarterly Dividend Period in which the Current Market Price as of the related Dividend Payment Date is equal to or greater than the Conversion Price accumulated forward to the payment date at a compound annual growth rate of Twenty-Five Percent (25%) per annum compounded quarterly.

          If, on any Dividend Payment Date, the full dividends provided for in this Section 3(a) are not declared or paid to the holders of the Series A Preferred Stock, whether in cash or in additional shares of Series A Preferred Stock, then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the dividend rate applicable to the Series A Preferred Stock as provided in this Section 3(a), for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid. In the event the Corporation elects to pay dividends in additional shares of Series A Preferred Stock, the Corporation shall on the Dividend Payment Date deliver to the holders certificates representing such shares.

          Notwithstanding anything to the contrary herein, in the event any conversion, redemption or liquidation occurs as of a date other than on a Dividend Payment Date, the holders of Series A Preferred Stock shall be paid a pro rata dividend equal to the dividend payable for that Quarterly Dividend Period multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last Dividend Payment Date and the denominator of which is the number of days in the Quarterly Dividend Period in which the conversion, redemption or liquidation occurs.

          (b) The amount of any dividends accrued on any share of the Series A Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series A Preferred Stock on any date other than a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Payment Date, whether or not earned or declared, and (ii) an amount determined by multiplying
(x) the Dividend Rate by (y) a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date to and including the date on which such calculation is made and the denominator of which shall be the full number of days in such Quarterly Dividend Period.

          (c) Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series A Preferred Stock (other than a purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Series A Preferred Stock payable on the distribution date in an amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date.

     4.   Voting Rights.
          -------------

          (a) Except as otherwise required by law, the shares of Series A Preferred Stock shall be entitled to vote together with the shares of voting Common Stock as one class at all annual and special meetings of stockholders of the Corporation, and to act by written consent in the same manner as the Common Stock, upon the following basis: each holder of Series A Preferred Stock shall be entitled to such number of votes for the Series A Preferred Stock held by the holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of whole shares of Common Stock into which all of such holder's shares of Series A Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b) (i) The holders of Series A Preferred Stock, voting as a separate class shall have the right to elect such number of directors (the "Convertible Preferred Nominees") of the Corporation as set forth below, in addition to such holders' rights to vote for the election of directors, generally, in accordance with Section 4(a):

                      (A) Subject to Section 4(b)(i) (B) below, the number of Convertible Preferred Nominees shall be two (2). One Convertible Preferred Nominee shall be classified as a Class I Director of the Corporation, and the other Convertible Preferred Nominee shall be classified as a Class II Director of the Corporation. Each of the Finance Committee , the Audit Committee and the Compensation Committee of the Board of Directors shall have one Convertible Preferred Nominee as a member; and, in the event the Corporation establishes an Executive Committee of the Board of Directors, at least one Convertible Preferred Nominee shall be a member of such Executive Committee.

                      (B) At such time as the Initial Holders together with any and all of their Permitted Transferees cease to hold in aggregate 50% or more of the number of the Initial Series A Preferred Shares, the holders of Series A Preferred Stock shall be entitled to elect one Convertible Preferred Nominee under this Certificate; and, at such time as the Initial Holders cease to hold in aggregate 10 % or more of the number of the Initial Series A Preferred Shares, the holders of Series A Preferred Stock shall no longer be entitled to elect any Convertible Preferred Nominees under this Certificate.

          (ii) The holders of the Series A Preferred Stock may exercise any right under Section 4(b)(i) to elect directors at a special meeting of the holders of the Series A Preferred Stock, at an annual meeting of the stockholders of the Corporation held for the purpose of electing directors, and in each written consent executed in lieu of any such meetings.

          (iii) A director elected in accordance with Section 4(b)(i) will serve until the next annual meeting of stockholders of the Corporation at which other directors of the Corporation of the same class shall be elected and until his or her successor is elected and qualified by the holders of the Series A Preferred Stock, except as otherwise provided in the Corporation's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

          (iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall inure only to the benefit of the Initial Holders and their Permitted Transferees, and any shares of Series A Preferred Stock subsequently transferred by the Initial Holders to any Person other than one of their Permitted Transferees shall not be entitled to the benefits of this
Section 4(b).

          (c) While any shares of Series A Preferred Stock are outstanding, the Corporation will not, directly or indirectly, including through a merger or consolidation with any other corporation or otherwise, without approval of holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, (i) increase the number of authorized shares of Series A Preferred Stock or authorize the issuance or issue of any shares of Series A Preferred Stock other than to existing holders of Series A Preferred Stock or holders of Series B Preferred Stock, (ii) issue any new class or series of equity security, (iii) amend, alter or repeal, in any manner whatsoever, the designations, preferences and relative rights and limitations and restrictions of the Series A Preferred Stock or the Series B Preferred Stock; (iv) amend, alter or repeal any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Corporation in a manner that would negatively impact the holders of the Series A Preferred Stock, including (but not limited to) any amendment that is in conflict with the approval rights set forth in this Section 4; (v) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of any shares of Common Stock or Junior Stock, except for the repurchase by the Corporation of up to $25,000,000 in Common Stock from J. Ernest Talley, declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of Common Stock or Junior Stock;
(vi) cause the number of directors of the Corporation to be greater than seven
(7); (vii) enter into any agreement or arrangement with or for the benefit of any Person who is an Affiliate of the Corporation with a value in excess of $5 million in a single transaction or a series of related transactions; (viii) effect a voluntary liquidation, dissolution or winding up of the Corporation;
(ix) sell or agree to sell all or substantially all of the assets of the Corporation, unless such transaction (1) occurs after the fourth anniversary of the Initial Issue Date, (2) is a sale for cash and (3) results in an internal rate of return ("IRR") of 30% compounded quarterly or greater to the holder of the Series A Preferred Stock with respect to each share of Series A Preferred Stock issued on the Initial Issue Date; or (x) enter into any merger or consolidation or other business combination involving the Corporation (except a merger of a wholly-owned subsidiary of the Corporation into the Corporation in which the Corporation's capitalization is unchanged as a result of such merger) unless such transaction (1) occurs after the fourth anniversary of the Initial Issue Date, (2) is for cash and (3) results in an IRR of 30% compounded quarterly or greater to the holder of the Series A Preferred Stock with respect to each share of Series A Preferred Stock issued on the Initial Issue Date.

          (d) While any shares of Series A Preferred Stock are outstanding, the Corporation will not, directly or indirectly, without the majority affirmative vote of the Finance Committee, issue debt securities of the Corporation with a value in excess of $10 million (including any refinancing of existing indebtedness).

          (e) While any shares of Series A Preferred Stock are outstanding, the Corporation will not, directly or indirectly, without the unanimous affirmative vote of the Finance Committee, issue equity securities of the Corporation with a value in excess of $10 million (including any refinancing of existing indebtedness); provided, however, that the following equity issuances shall require only a majority affirmative vote of the Finance Committee: (A) a Common Stock offering within 24 months of the Initial Issue Date that is equal to or less than $75 million of gross proceeds to the Corporation and the selling price is equal to or greater than the Conversion Price, (B) a Common Stock offering in which the selling price (1) at any time prior to the third anniversary of the Initial Issue Date is equal to or greater than two times the Conversion Price and (2) thereafter, equal to or greater than the price that would imply a 25% or greater IRR compounded quarterly on the Conversion Price and (C) an issuance of equity in connection with an acquisition if the issuance is equal to or less than 10% of the outstanding Common Stock (calculated post-issuance of such shares of Common Stock).

     5.   Redemption
          ----------

          (a)  Optional Redemption.
               -------------------


               (i)  Optional Redemption by the Corporation.  (A)  The Series A
                    --------------------------------------
Preferred Stock may not be redeemed, in whole or in part, at the election of the Corporation prior to the fourth anniversary of the Initial Issue Date. The Corporation by resolution of its Board of Directors may redeem the Series A Preferred Stock, in whole or in part, at any time after the fourth anniversary of the Initial Issue Date. The redemption price per share (the "Redemption Price") for such shares of Series A Preferred Stock so redeemed shall equal 105% of the Liquidation Preference Amount on the Redemption Date (as defined below).

                    (B) Notwithstanding the forgoing Section 5(a)(i)(A), an Initial Holder shall be entitled to reserve from redemption by the Corporation pursuant to Section 5(a)(i)(A) one share of the Series A Preferred Stock until such time as the Initial Holders and their Permitted Transferees collectively shall own less than 33 1/3% of the Shares issued to the Initial Holders on the Initial Issuance Date as defined below. For the purposes of this Section 5(a)(i)(B), "Shares" shall mean shares of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, and the preceding percentage shall be calculated as if each of the Shares had been exchanged or converted into shares of Common Stock immediately prior to each such calculation regardless of the existence of any restrictions on such exchange or conversion.

                    (C) In the event that at any time less than all of the Series A Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected pro rata. Notwithstanding anything to the contrary,
                          --- ----
the Corporation may not redeem less than all of the Series A Preferred Stock outstanding unless all accrued and unpaid dividends have been paid on all then outstanding shares of Series A Preferred Stock.

               (ii) Notice of Redemption. Notice of any redemption pursuant to
                    --------------------
this Section 5(a) shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to the date of redemption specified in such notice (the "Redemption Date") to each holder of record of the Series A Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state: (A) the Redemption Date, (B) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment, (C) the Redemption Price and (D) that unless the Corporation defaults in making the redemption payment, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue on and after the Redemption Date. If less than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

          (iii) No Preclusion of Conversion.  Nothing in this Section 5(a)
                ---------------------------
shall be construed to preclude a holder of Series A Preferred Stock from converting any or all of its shares of Series A Preferred Stock in accordance with Section 8 at any time prior to the Redemption Date.

     (b)  Mandatory Redemption.
          --------------------

          (i)   Right to Require Redemption.  If at any time there shall occur
                ---------------------------
any Redemption Event of the Corporation, then each holder of Series A Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem, and upon the exercise of such right the Corporation shall redeem, all or any part of such holder's Series A Preferred Stock on the date (the "Repurchase Date") that is 45 days after the date of the Corporation Notice (as defined below). The redemption price per share (the "Repurchase Price") for such shares of Series A Preferred Stock so redeemed shall equal the Liquidation Preference Amount on the Repurchase Date.

          (ii)  Notices; Method of Exercising Redemption Right, etc.
                ---------------------------------------------------

                (A) Unless the Corporation shall have theretofore called for redemption all the Series A Preferred Stock then outstanding pursuant to Section 5(a) hereof, within 15 days after the occurrence of a Redemption Event, the Corporation shall mail to all holders of record of the Series A Preferred Stock a notice (the "Corporation Notice") of the occurrence of the Redemption Event and of the redemption right set forth herein arising as a result thereof. Each Corporation Notice of a redemption right shall state: (I) the Repurchase Date;
(II) the date by which the redemption right must be exercised; (III) the Repurchase Price; (IV) a description of the procedure which a holder must follow to exercise a redemption right including a form of the irrevocable written notice referred to in Section 5(b)(ii)(B) hereof; and (V) the place or places where such Series A Preferred Stock may be surrendered for redemption.

                No failure of the Corporation to give the foregoing notices or any defect therein shall limit any holder's right to exercise a redemption right or affect the validity of the proceedings for the redemption of Series A Preferred Stock.

                (B) To exercise a redemption right, a holder must deliver to the Corporation on or before the 15th day after the date of the Corporation Notice (i) irrevocable written notice of the holder's exercise of such rights, which notice shall set forth the name of the holder, the amount of the Series A Preferred Stock to be redeemed, a statement that an election to exercise the redemption right is being made thereby, and (ii) the Series A Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer to the Corporation. Such written notice shall be irrevocable. Subject to the provisions of paragraph (D) below, Series A Preferred Stock surrendered for redemption together with such irrevocable written notice shall cease to be convertible from the date of delivery of such notice. If the Repurchase Date falls after the record date and before the following Dividend Payment Date, any Series A Preferred Stock to be redeemed must be accompanied by payment of an amount equal to the dividends thereon which the registered holder thereof is to receive on such Dividend Payment Date, and, notwithstanding such redemption, such dividend payment will be made by the Corporation to the registered holder thereof on the applicable record date; provided that any quarterly payment of dividends becoming due on the Repurchase Date shall be payable to the holders of such Series A Preferred Stock registered as such on the relevant record date subject to the terms of Section 3(b) hereof.

               (C) In the event a redemption right shall be exercised in accordance with the terms hereof, the Corporation shall pay or cause to be paid the Repurchase Price in cash, to the holder on the Repurchase Date.

               (D) If any Series A Preferred Stock surrendered for redemption shall not be so redeemed on the Repurchase Date, such Series A Preferred Stock shall be convertible at any time from the Repurchase Date until redeemed and, until redeemed, continue to accrue dividends to the extent permitted by applicable law from the Repurchase Date at the same rate borne by such Series A Preferred Stock. The Corporation shall pay to the holder of such Series A Preferred Stock the additional amounts arising from this Section 5(b)(ii)(D) hereof at the time that it pays the Repurchase Price, and if applicable such Series A Preferred Stock shall remain convertible into Common Stock until the Repurchase Price plus any additional amounts owing on such Series A Preferred Stock shall have been paid or duly provided for.

               (E) Any Series A Preferred Stock which is to be redeemed only in part shall be surrendered at any office or agency of the Corporation designated for that purpose pursuant to Section 5(b)(ii)(A)(V) hereof and the Corporation shall execute and deliver to the holder of such Series A Preferred Stock without service charge, a new certificate or certificates representing the Series A Preferred Stock, of any authorized denomination as requested by such holder, in aggregate amount equal to and in exchange for the unredeemed portion of the Series A Preferred Stock so surrendered.

     6.   Priority.
          --------

          (a)  Priority as to Dividends.  Holders of shares of the Series A
               ------------------------
Preferred Stock shall be entitled to receive the dividends provided for in
Section 3 hereof in preference to and in priority over any dividends upon any Junior Stock or Common Stock.

          (b)  Series B Preferred Stock.  The Corporation's Series A Preferred
               ------------------------
Stock shall rank on parity with the Series B Preferred Stock with respect to dividends and redemption.

     7.   Liquidation Preference.
          ----------------------

          (a) In the event of any Liquidation, holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Corporation whether such assets are capital or surplus and whether or not any dividends as such are declared, the Liquidation Preference Amount to the date fixed for distribution, and no more, before any distribution shall be made to the holders of Junior Stock or Common Stock with respect to the distribution of assets. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference Amount to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be otherwise payable on such distribution to the holders of Series A Preferred Stock were such Liquidation Preference Amount paid in full. Except as provided, in this
Section 7(a), in the event of any Liquidation of the Corporation, the holders of shares of Series A Preferred Stock shall not be entitled to any additional payments.

          (b) The consolidation or merger of the Corporation with or into such corporation or corporations shall not itself be deemed to be a Liquidation of the Corporation within the meaning of this Section 7.

          (c) Written notice of any Liquidation of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

          (d) The Series A Preferred Stock shall rank on parity with the Series B Preferred Stock with respect to liquidation.

     8.   Conversion.
          ----------

          (a) Each share of Series A Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof into validly issued, fully paid and nonassessable shares of Common Stock, in an amount determined in accordance with Section 8(d) below.

          (b) Immediately following the conversion of Series A Preferred Stock into Common Stock on the Conversion Date (i) such converted shares of Series A Preferred Stock shall be deemed no longer outstanding and (ii) the Persons entitled to receive the Common Stock upon the conversion of such converted Series A Preferred Stock shall be treated for all purposes as having become the owners of record of such Common Stock. Upon the issuance of shares of Common Stock upon conversion of Series A Preferred Stock pursuant to this Section 8, such shares of Common Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding anything to the contrary in this Section 8, any holder of Series A Preferred Stock may convert shares of such Series A Preferred Stock into Common Stock in accordance with Section

8 on a conditional basis, such that such conversion will not take effect unless conditions set forth in Section 8(c) are satisfied, and the Corporation shall make such arrangements as may be necessary or appropriate to allow such conditional conversion and to enable the holder to satisfy such other conditions.

          (c) To convert Series A Preferred Stock into Common Stock at the option of the holder pursuant to Section 8(a), a holder must give written notice to the Corporation at its principal office that such holder elects to convert Series A Preferred Stock into Common Stock, and the number of shares to be converted. Such conversion, to the extent permitted by law, regulation, rule or other requirement of any governmental authority (collectively, "Laws") and the provisions hereof, including but not limited to Section 5(a)(iii), shall be deemed to have been effected as of the close of business on the date on which the holder delivers such notice to the Corporation (such date is referred to herein as the "Conversion Date" for purposes of any conversion of Series A Preferred Stock pursuant to Section 8(a)). Promptly thereafter the holder shall
(i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for the Series A Preferred Stock, (ii) state in writing the name or names in which the certificate or certificates for shares of Common Stock are to be issued, (iii) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing the Series A Preferred Stock, relating to the transfer thereof, if shares of Common Stock are to be issued in a name or names other than the holder's, and (iv) pay any transfer or similar tax if required as provided in Section 8(k) below. As soon as practical following receipt of the foregoing, the Corporation shall deliver to such former holder of Series A Preferred Stock, a certificate representing the shares of Common Stock issued upon the conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock formerly represented by the certificate or certificates surrendered for conversion.

          (d) For the purposes of the conversion of Series A Preferred Stock into Common Stock pursuant to Section 8(a), each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to the Liquidation Preference Amount divided by the Conversion Price in effect on the Conversion Date. The number of full shares of Common Stock issuable to a single holder upon conversion of the Series A Preferred Stock shall be based on the aggregate Liquidation Preference Amount of all shares of Series A Preferred Stock owned by such holder. The Conversion Price initially shall equal $27.935. In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with Sections 8(f) and 8(i) below.

          (e) If the Corporation shall at any time subdivide, by stock split, reclassification or otherwise, the outstanding shares of Common Stock or shall issue a dividend on its outstanding Common Stock payable in capital stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine, by stock split, reclassification or otherwise, the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, combination or other event, as the case may be.

          (f) The number of shares issuable upon conversion and the Conversion Price (and each component thereof) are subject to adjustment by the Corporation from time to time upon the occurrence of the events enumerated in this Section 8.

               (i)  Changes in Capital Stock.
                    ------------------------

                    (A) If the Corporation (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares,
(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Conversion Price (and each component thereof) in effect immediately prior to such action shall be proportionately adjusted so that each holder of shares of Series A Preferred Stock may receive the aggregate number and kind of shares of capital stock of the Corporation which such holder would have owned immediately following such action if such holder had converted all of his shares of Series A Preferred Stock into Common Stock immediately prior to such action.

                    (B) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (C) If after an adjustment a holder of shares of Series A Preferred Stock upon conversion may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8(f)(i).

                    (D) Any adjustments made pursuant to this Section 8(f)(i) shall be made successively.

               (ii) Common Stock Issue.
                    ------------------

                    (A) If the Corporation issues any additional shares of Common Stock for a consideration per share less than the Current Market Price (as hereinafter defined) on the date the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted as set forth below, such that a holder of shares of Series A Preferred Stock, upon conversion of his shares of Series A Preferred Stock into shares of Common Stock, shall have the right to receive that number of shares of Common Stock which, after giving effect to the following adjustment, such holder would receive if such holder elected to convert his shares of Series A Preferred Stock into Common Stock. The Conversion Price shall be adjusted to the number determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares of Common Stock plus (ii) the number of such additional shares which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Corporation for such additional shares so issued or sold would purchase at a consideration per share equal to the Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares of Common Stock. For the purposes of this Section 8(f)(ii), the date as of which the Current Market Price shall be determined shall be the date of the actual issuance or sale of such shares.

                 (B) The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 (C) This Section 8(f)(ii) does not apply to: (i) any of the transactions described in Section 8(f)(iii) and 8(f)(iv); (ii) the conversion of the shares of Series A Preferred Stock; and (iii) any shares issued under the Corporation's Amended and Restated 1994 Long-Term Incentive Plan, and any other such plans adopted by the Board of Directors.

          (iii)  Rights Issue.
                 ------------

                 (A) If the Corporation issues or sells any warrants or options or other rights entitling the holders of Common Stock to subscribe for or purchase either any additional shares of Common Stock or evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for additional shares of Common Stock (such convertible or exchangeable evidence of indebtedness, shares of stock or other securities hereinafter being called "Convertible Securities"), and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such warrants, options or other rights), shall be less than the Current Market Price at the time of the issuance of the warrants, options or other rights, then the Conversion Price shall be adjusted as provided below, such that a holder of shares of the Series A Preferred Stock, upon conversion of his shares of Series A Preferred Stock into shares of Common Stock, shall have the right to receive that number of shares of Common Stock which, after giving effect to the following adjustment, such holder would receive if such holder elected to convert his shares of Series A Preferred Stock into Common Stock. The Conversion Price shall be adjusted to the number determined by multiplying the current Conversion Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the record date plus (ii) the quotient of (x) the number of additional shares of Common Stock covered by such warrants, options or rights, multiplied by the sales price per share of additional shares covered by such warrants, options or other rights, divided by (y) the Current Market Price per share of Common Stock on the record date, and (B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the record date and (ii) the number of additional shares of Common Stock covered by such warrants, options or other rights. For purposes of this Section 8(f)(iii), the foregoing adjustment shall be made on the basis that
(i) the maximum number of additional shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of additional shares shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such additional shares (plus the consideration, if any, received for such warrants, options or other rights) pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities.

                 (B) The adjustment shall be made successively whenever any such warrants, options or other rights are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the warrants, options or other rights.

                 (C) This Section 8(f)(iii) does not apply to: (i) the conversion of the shares of Series A Preferred Stock; and (ii) any shares issued under the Corporation's Amended and Restated 1994 Long-Term Incentive Plan, and any other such plans adopted by the Board of Directors.

          (iv)   Convertible Securities Issue.
                 ----------------------------

                 (A) If the Corporation issues Convertible Securities (other than securities issued in transactions described in Section 8(f)(iii)) and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities is less than the Current Market Price on the date of issuance of such securities, the Conversion Price shall be adjusted as provided below, such that a holder of shares of Series A Preferred Stock, upon conversion of his shares of Series A Preferred Stock into shares of Common Stock, shall have the right to receive that number of shares of Common Stock which, after giving effect to the following formula, such holder would receive if such holder elected to convert his shares of Series A Preferred Stock into Common Stock. The Conversion Price shall be adjusted to the number determined by multiplying the current Conversion Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (ii) the quotient of (x) the aggregate consideration received for the issuance of such securities, divided by (y) the Current Market Price per share on the date of issuance of such securities and (B) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (ii) the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate. The adjustment shall be made on the basis that (i) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such additional shares pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 8(f)(iv) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 8(f)(iii).

                 (B) The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 (C). This Section 8(f)(iv) does not apply to: (i) the conversion of the shares of Series A Preferred Stock and (ii) any shares issued under the Corporation's Amended and Restated 1994 Long-Term Incentive Plan, and any other such plans adopted by the Board of Directors.

          (v)   Conversion Price Date.  For purposes of Sections 8(f)(iii) and
                ---------------------
8(f)(iv), the date as of which the Conversion Price shall be computed shall be the earliest of (i) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any warrants or other rights referred to in Section 8(f)(iii) or to receive any Convertible Securities, (ii) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants or other rights or Convertible Securities or (iii) the date of the actual issuance of such warrants or other rights or Convertible Securities.

          (vi)  No Compound Adjustment.  No adjustment of the Conversion Price
                ----------------------
shall be made under Section 8(f)(ii) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor), pursuant to Sections 8(f)(iii).

          (vii) Readjustment.  If any warrants or other rights (or any portions
                ------------
thereof) which shall have given rise to an adjustment pursuant to Section 8(f)(iii) or conversion rights pursuant to Convertible Securities which shall have given rise to an adjustment pursuant to Section 8(f)(iv) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such warrants or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted), taking into account all transactions described in Sections 8(f)(i) through 8(f)(iv) hereof that have occurred in the interim, on the basis of (i) eliminating from the computation any additional shares of Common Stock corresponding to such warrants or other rights or conversion rights as shall have expired or terminated, (ii) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such warrants or other rights or of conversion rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor and (iii) treating any of such warrants or other rights or conversion rights pursuant to any Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or Conversion Price as shall be in effect at the time; provided,
                                                                --------
however, that any consideration which was actually received by the Corporation
-------
in connection with the issuance or sale of such warrants or other rights shall form part of the readjustment computation even though such warrants or other rights shall have expired or terminated without the exercise thereof.

          (viii)  Consideration Received.  To the extent that any additional
                  ----------------------
shares of Common Stock, any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock, or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such additional shares, warrants, options or other rights or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof. If and to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Corporation. If additional shares of Common Stock shall be issued as part of a unit with warrants or other rights, then the amount of consideration for the warrant or other right shall be deemed to be the amount determined at the time of issuance by the Board of Directors of the Corporation. If the Board of Directors of the Corporation shall not make any such determination, the consideration for the warrant, option or other right shall be deemed to be zero.

          (ix)    Other Conversions.  If a state of facts shall occur which,
                  -----------------
without being specifically controlled by the provisions of this Section 8, would not fairly protect the conversion rights of the holders of shares of Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so to protect such conversion rights.

          (x)    De Minimis Adjustment.  Anything herein to the contrary
                 ---------------------
notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least one percent (1%) in the Conversion Price; provided, however, that any adjustment which by reason of this Section 8(f)(x) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest one-tenth of a cent

($.001) (rounded to the nearest cent ($.01) with respect to any monetary amount to be actually paid) or to the nearest one hundredth (0.01) of a share, as the case may be.

          (xi) Current Market Price.  For the purpose of any computation
               --------------------
hereunder, the "Current Market Price " on any date will be the average of the last reported sale prices per share (the "Quoted Price") of the Common Stock on each of the fifteen consecutive Trading Days (as defined below) preceding the date of the computation. The Quoted Price of the Common Stock on each day will be (A) the last reported sales price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the last reported sales price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the high bid and low asked price quotations for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on a day will be the Quoted Price of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors. If no two securities dealers have inserted such bid and ask quotations, or such Quoted Prices otherwise are not available, the Current Market Price means the fair market value of the Common Stock as of the date prior to the date on which the Current Market Price is determined, which such fair market value shall be determined by the Board of Directors of the Corporation. As used with regard to the Series A Preferred Stock, the term "Trading Day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange, but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, a day on which quotations are reported by National Quotation Bureau Incorporated.

          (g) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (g), be deliverable upon the conversion of any Series A Preferred Stock, the Corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such converted Series A Preferred Stock of an amount in cash equal (computed to the nearest cent) to the Current Market Price of such fractional interest as of the end of the Corporation's last fiscal year as determined in good faith in the sole discretion of the Board of Directors of the Corporation.

          (h) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly mail a notice of the adjustment to holders of Series A Preferred Stock by first class mail. The Corporation shall forthwith maintain at its principal executive office and file with the transfer agent, if any, for Series A Preferred Stock, a statement, signed by the Chairman of the Board, or the President, or a Vice President of the Corporation and by its chief financial officer or an Assistant Treasurer, showing in reasonable detail the facts requiring such adjustment and the Conversion Price after such adjustment. Such transfer agent shall be under no duty or responsibility with respect to any such statement except to exhibit the same from time to time to any holder of Series A Preferred Stock desiring an inspection thereof.

          (i) If there shall occur any capital reorganization or any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another entity, or the conveyance of all or substantially all of the assets of the Corporation to another person or entity, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith in the sole discretion of the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (j) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or treasury shares thereof, solely for the purpose of issuance upon the conversion of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the Series A Preferred Stock at the time outstanding.

          (k) The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion of the Series A Preferred Stock into Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any security in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requested such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

     9.   Exclusion of Other Rights.
          -------------------------

          Except as otherwise required by law, shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those

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specifically set forth in this resolution and in the Certificate of Designations filed pursuant hereto (as such Certificate may be amended from time to time) and in the Certificate of Incorporation. No shares of Series A Preferred Stock shall have any rights of preemption or subscription whatsoever as to any securities of the Corporation, except as expressly provided in any written agreement among the Corporation and any holder or holders of Series A Preferred Stock.

     10.  Reissuance of Preferred Stock.
          -----------------------------

          Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) be canceled and shall not be reissued.

     11.  Headings of Subdivisions.
          ------------------------

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     12.  Severability of Provisions.
          --------------------------

     If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution and in the Certificate of Designations for the Series A Preferred Stock (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     13.  Notice.
          ------

     All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by hand delivery or registered or certified mail, return receipt requested, to the Corporation at its principal executive offices (currently located on the date of the adoption of these resolutions at 13800 Montfort Drive, Suite 300, Dallas, Texas 75240, Attention:
Secretary. Minor imperfections in any such notice shall not affect the validity thereof.

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

     IN WITNESS WHEREOF, Renters Choice, Inc. has caused this certificate to be signed by _______________________, its __________________, this ____ day of
August, 1998.


                                       RENTERS CHOICE, INC.
                                       a Delaware corporation


                                       By:   ____________________________
                                       Name: ____________________________
                                       Title:____________________________

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